SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)of the
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THE ROBERT MONDAVI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by The Robert Mondavi Corporation pursuant to Rule 14a-12
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     The following is the text of an e-mail sent to all employees of The Robert Mondavi Corporation on October 6, 2004, by Greg Evans, the Company’s Chief Executive Officer:

I have provided the answers to this week’s employee-submitted questions on Connect. Managers: please print off this document, and ensure that every employee has access to the Q&A. I have committed to sending out these summaries at least weekly and to regularly communicate our progress down this new path.

You’ll find the document on the Connect home page or by following this link:
http://connect/articles/communications/Q&A_Week_3.doc

As a reminder, questions can be submitted via email to the email box named Transition Questions.

Greg

Employee Q&A
October 6, 2004

Strategy Questions

1.	What will we tell the investment analysts is our sales growth forecast for Woodbridge, Robert Mondavi Private Selection, Papio and the other lifestyle wines in the portfolio?
Answer: We have already told the analysts that we expect the sales of industry lifestyle wines to grow 4-6% per year, and our goal is within that range. We have not provided brand-specific targets.

2.	Does Mr. Mondavi have any comments regarding these changes and has he commented on any of the news articles that call this a 'very sad situation'?

Answer: I passed this question directly to Robert, and he provided this answer:

“When we opened Robert Mondavi Winery, our goal was to create wines that would compare with the world's finest. I believe we produced some of the finest wines in the world and can continue to do so.

“In my lifetime, I have seen the wine world change many times. And as a company, we have changed as well. We have always sought to be innovative in our approaches, and this most recent change is a significant evolution for us. I have no regrets and am confident we will succeed at anything we put our minds to. I would also like to personally thank all of our employees who have been instrumental in the success of our wines over the years. Your enthusiasm and passion are an inspiration.”

Human Resources, Benefits, Stock, and Separation Questions

3.	As part of the transition, are you considering revisiting the employee benefits such as medical, dental, eye care, vacation, leave of absence etc to make them leaner and in line with conservative corporate standards?
Answer: Employee benefits remain the same for the rest of the calendar year. As we do every year, we will be communicating new benefits features or changes during our open enrollment period in November. There are no changes planned for vacation or medical absence hours.

4.	If a person is receiving money for Outplacement Services, is that issued as salary versus a benefit, meaning will we have to pay taxes on it?
Answer: Outplacement dollars are considered earned wages and are taxable. The company will be paying the taxes on the part of the employee by 'grossing up' the outplacement amount.

5.	Are my benefits the same under COBRA and do I pay the same amount that I am paying today?

Answer: Benefit continuation through COBRA is at the same coverage level that you have as an employee; this includes deductibles, benefit percents (the amount for which services are covered), and the co-payments towards doctor visits, hospital admissions, prescription drugs, etc.

To help offset the cost of healthcare benefits to the employee, the company will pay the first three months of COBRA coverage for you and your eligible dependents. However, you must return all enrollment forms prior to the company paying any portion of your COBRA. Deadlines and instructions will be included in the COBRA notification packet you receive at your home address.

We currently offer two types of COBRA: medical only coverage (medical and prescription drugs) and full COBRA coverage (medical, prescription drug, dental and vision). While the plan benefits don't change, you will be responsible for the entire cost of your COBRA coverage. Your monthly premium will depend on which medical option you are in, if you are covering dependents and whether you choose full COBRA coverage or medical only coverage. Specific COBRA costs will be outlined in the COBRA notification packets, which will be mailed to your home address towards the end of the month of your separation.

6.	Will the people whose positions have been eliminated receive 100% of their retirement?
Answer: Employees affected by job elimination will be entitled to any vested balance in their Retirement account.

7.	What criteria are being used in asking employees if they would like to work at the winery?

Answer: As we restructured our operations at Robert Mondavi Winery, we looked at the positions and skills needed to support the infrastructure that we believe will best position RMW for success. In adding new field sales positions to support Robert Mondavi Winery, we offered our entire internal sales force the opportunity to interview for these openings. The ultimate decision about who filled each position was made based on appropriate skill set for the position.

As new positions open up at Robert Mondavi Winery, we will publish job descriptions and requirements, and we encourage qualified and interested employees to submit an application for consideration.

8.	I've heard that some employees have been moved from the winery back to Latour Court. Will this information be kept up to date in the phone list on Connect?
Answer: Yes, as our Telecommunications department receives word about office moves, they will update the information on the Connect phone list.

Important Information For Investors And Shareholders

     In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE (707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.

     The Company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's shareholders in connection with the proposed recapitalization plan is set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2004 filed with the SEC on September 10, 2004 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.